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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12.

                       COMPUTER TASK GROUP, INCORPORATED
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

Company Logo

                              COMPUTER TASK GROUP,
                                  INCORPORATED

                                                    April 1, 1999

Dear Fellow Shareholder:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Computer Task Group, Incorporated which will be held at our corporate headquarters, 800 Delaware Avenue, Buffalo, New York on Wednesday, April 28, 1999 at 10:00 a.m.

     Your Proxy card is enclosed. Please indicate your voting instructions and sign, date and mail the Proxy promptly in the return envelope.

                                          Sincerely,
                                       /s/ Gale S. Fitzgerald
                                          Gale S. Fitzgerald
                                            Chairman of the Board and
                                            Chief Executive Officer

Company Logo

                              COMPUTER TASK GROUP,
                                  INCORPORATED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 28, 1999

     Computer Task Group, Incorporated will hold its Annual Meeting of Shareholders at its corporate headquarters located at 800 Delaware Avenue, Buffalo, New York on Wednesday, April 28, 1999, at 10:00 a.m. for the following purposes:

          1. To elect three Class I directors to hold office until the 2001 annual meeting of shareholders and until their successors are elected and qualified.

          2. To consider and act upon any other matters that may be brought before the meeting or any adjournment thereof.

     We have fixed the close of business on March 17, 1999 as the record date for determination of shareholders entitled to notice of and vote at the meeting or any adjournment.

Buffalo, New York
April 1, 1999
                                          By Order of the Board of Directors,
                                          /s/ James R. Boldt
                                          James R. Boldt
                                            Secretary

                              COMPUTER TASK GROUP,
                                  INCORPORATED

                                PROXY STATEMENT

     This Proxy Statement and the accompanying form of proxy are being mailed on or about April 1, 1999, in connection with the solicitation by the Board of Directors (Board) of Computer Task Group, Incorporated (Company or CTG) of proxies to be voted at the annual meeting of shareholders on April 28, 1999, and any adjournment or postponement of the meeting. The mailing address of the Company's executive office is 800 Delaware Avenue, Buffalo, New York 14209.

     The Board has fixed the close of business on March 17, 1999 as the record date for the determination of shareholders entitled to vote at the meeting. On that date, the Company had outstanding and entitled to vote 20,876,063 shares of common stock, par value $.01 per share.

     Each outstanding share of common stock is entitled to one vote. Shares cannot be voted at the meeting unless the shareholder is present or represented by proxy. If a properly executed proxy in the accompanying form is returned, the shares represented thereby will be voted at the meeting in accordance with the instructions contained in the proxy, unless the proxy is revoked prior to its exercise. Under the New York Business Corporation Law (BCL) and the Company's By-laws, the presence, in person or by proxy, of one-third of the outstanding common stock is necessary to constitute a quorum of the shareholders to take action at the annual meeting. The shares that are present at the meeting, or represented by a proxy, will be counted for quorum purposes regardless of whether or not a broker with discretionary authority exercises its discretionary voting authority with respect to any particular matter. Once a quorum is established, under the BCL and the Company's By-laws, the directors standing for election may be elected by a plurality of the votes cast. For voting purposes, all votes cast "for," "against," "abstain," or "withhold authority" will be counted in accordance with such instructions as to each item. Broker non-votes will not be counted for any item.

                             ELECTION OF DIRECTORS

     At the annual meeting of shareholders, in accordance with the Company's Certificate of Incorporation and By-laws, three persons are to be elected to the Board as Class I directors to hold office until the 2001 annual meeting of shareholders and until their successors are elected and qualified.

     The shares represented by properly executed proxies will be voted, in the absence of contrary instructions, in favor of the election of the following nominees as Class I directors -- Gale S. Fitzgerald, Randolph A. Marks and R. Keith Elliott. Pursuant to the Company's Bylaws, each class of directors must have at least three directors or such lesser number as may be permitted by law and be as nearly equal in number as possible. The current Class II directors of the Company, whose terms of office extend until the 2000 annual meeting of shareholders and until their successors are elected and qualified are George B. Beitzel, Richard L. Crandall and Barbara Z. Shattuck.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
                         NOMINEES FOR CLASS I DIRECTORS

     All nominees have consented to serve as directors, if elected. However, if at the time of the meeting any nominee is unable to stand for election, the persons who are designated as nominees intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board.

     The following information about the Company's directors relating to their principal occupations or employment, name and principal business of the corporation or other organization in which their occupation or employment is carried on, and other affiliations has been furnished to the Company by the respective directors.

Gale S. Fitzgerald            Ms. Fitzgerald, 48, has been Chairman and Chief Executive
                              Officer of the Company since October, 1994. She joined the
                              Company in May, 1991, as Senior Vice President responsible for the Company's Northeastern United States and Canadian
                              operations and was promoted to President and Chief Operating
                              Officer on July 1, 1993. Prior to joining the Company, Ms.
                              Fitzgerald was Vice President Professional Services at
                              International Business Machines Corporation, where she had worked for 18 years in various management positions. She is currently on the Boards of Directors of Kaleida Health, an integrated health care provider, the University of Buffalo
                              School of Management, the Business Council of New York and
                              the Information Technology Association of America. Ms.
                              Fitzgerald has been a Director of CTG since 1993.

Randolph A. Marks             Mr. Marks, 63, is co-founder of the Company and currently an independent business consultant. From 1985 to September
                              1990, he served as Chairman of the Board of American Brass
                              Company. Mr. Marks was engaged by the Company as a
                              consultant from March, 1984, until his retirement from the
                              Company in December, 1985. Prior to March, 1984, Mr. Marks
                              served as Chairman of the Board and Chief Executive Officer of the Company commencing in June, 1979, and prior thereto as Chairman of the Board and President of the Company from the time of its organization in 1966. Mr. Marks is a
                              director of Marine Midland Bank, Western New York Region and
                              Columbus McKinnon Corporation, a manufacturer of material
                              handling products. Mr. Marks has been a Director of CTG
                              since 1966.

R. Keith Elliott              Mr. Elliott, 57, has been chief executive officer of
                              Hercules Incorporated, a chemical specialties manufacturer since August 1996 and chairman and chief executive officer since January 1997. From July 1995 until 1997, Mr. Elliott was president of Hercules and was its executive vice
                              president and chief financial officer from August 1991. Mr.
                              Elliott is also a director of PECO Energy Company, a
                              provider of retail electric and natural gas service, and
                              Wilmington Trust Company, a full service retail and
                              commercial bank specializing in asset protection and trust management. Mr. Elliott has been a Director of CTG since
                              1998. The Board elected Mr. Elliott to serve as a Director of CTG on April 29, 1998, when Paul W. Joy retired as a
                              Director prior to the expiration of his term.

Richard L. Crandall           Mr. Crandall, 55, has been Managing Director of Arbor
                              Partners LLC, a venture capital firm since 1997. Prior to
                              that, he served as Chairman of Comshare, Inc., a computer
                              software and services company from 1994 until 1997. From
                              1966 until 1994, Mr. Crandall served as Chief Executive
                              Officer of Comshare. Mr. Crandall is also a director of
                              Diebold, Inc., a manufacturer of automated self-service
                              transactions systems, security products and software, Giga
                              Information Group, Inc., a provider of research and advisory services to the computer and telecommunications industries,
                              Steeplechase Software, Inc., a manufacturer of PC-based
                              factory control systems, Tacit Knowledge Systems, Inc., a
                              software developer, and Edwards Brothers, Inc., a producer of short and medium run books and journals. Mr. Crandall has been a Director of CTG since 1993.

George B. Beitzel             Mr. Beitzel, 70, has been an independent business consultant since his retirement from International Business Machines
                              Corporation in 1987 where he served as Senior Vice
                              President. Mr. Beitzel joined IBM in 1955 as a sales
                              representative and was a member of IBM's board of directors from 1972 until 1985. He is a director of Bankers Trust New
                              York Corporation and its subsidiary, Bankers Trust Company,
                              Phillips Petroleum Company, Staff Leasing, Inc., a
                              professional employer organization, and Bitstream, Inc., a developer of computer software for the creation and printing of electronic documents. Mr. Beitzel has been a Director of
                              CTG since 1994.

Barbara Z. Shattuck           Ms. Shattuck, 48, is the managing director of Shattuck
                              Hammond, a division of PriceWaterhouseCoopers Securities, an investment banking firm specializing in the healthcare
                              industry. From 1993 to 1998 Ms. Shattuck was president and founding principal of Shattuck Hammond Partners, Inc., a
                              financial and investment advisor to the healthcare industry.
                              From 1982 to 1993, she was a founding partner and principal of Cain Brothers, Shattuck & Company, Inc., a financial and investment advisor. She is also on the Board of Directors of
                              Tufts Associated Health Plans. Ms. Shattuck has been a
                              Director of CTG since 1995.

               SECURITY OWNERSHIP OF THE COMPANY'S COMMON SHARES
                 BY CERTAIN BENEFICIAL OWNERS AND BY MANAGEMENT

Security Ownership of Certain Beneficial Owners

     As of March 17, 1999, the following person was a beneficial owner of more than five percent of the Company's common stock. The following table shows the nature and amount of their beneficial ownership.

                                          NAME AND ADDRESS          AMOUNT AND NATURE      PERCENT
          TITLE OF CLASS                OF BENEFICIAL OWNER          OF OWNERSHIP(1)       OF CLASS
          --------------                -------------------         -----------------      --------
Common Stock.......................  Thomas R. Beecher, Trustee         4,384,445             21%
                                     CTG Stock Employee
                                     Compensation Trust
                                     200 Theater Place
                                     Buffalo, NY 14202

---------------

(1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

Security Ownership By Management

     As of March 17, 1999, the directors and nominees for director individually, the named executive officers, and all directors and executive officers of the Company as a group, respectively, owned beneficially the following amounts of the Company's common stock.

                                                               AMOUNT AND NATURE
                     NAME OF INDIVIDUAL                          OF BENEFICIAL         PERCENT
                     OF NUMBER IN GROUP                          OWNERSHIP(1)          OF CLASS
                     ------------------                        -----------------       --------
Gale S. Fitzgerald..........................................         480,674(2)          2.30%
Randolph A. Marks...........................................         241,754(3)(4)       1.16%
George B. Beitzel...........................................         123,841(5)             *
R. Keith Elliott............................................          22,250(6)             *
Richard L. Crandall.........................................         104,667(7)             *
Barbara Z. Shattuck.........................................          91,834(8)             *
James R. Boldt..............................................          62,950(9)             *
John F. Moore...............................................           8,071(10)            *
Jonathan R. Asher...........................................          20,546(11)            *
Nico Molenaar...............................................          61,500(12)            *
All directors and executive officers as a group (12
  persons)..................................................       1,322,135(13)         6.33%

---------------

  * Less than 1 percent of outstanding shares.

 (1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

 (2) Amount indicated includes options to purchase 260,000 shares that are or will become exercisable within sixty (60) days and 12,900 shares owned by members of Ms. Fitzgerald's immediate family.

 (3) Under an agreement entered into in February 1981, upon the death of Mr. Marks, the Company will have the option to purchase up to as many shares of common stock owned by the decedent as may be purchased with the proceeds of the insurance on the life of the decedent maintained by the Company (currently $300,000 in the aggregate). The purchase price for the shares will be 90 percent of the market price of such shares on the Friday immediately preceding the date of death.

 (4) Amount indicated includes options to purchase 70,000 shares which are or will become exercisable within sixty (60) days. Mr. Marks has voting and investment power over 20,000 of these shares that are owned by a family charitable foundation of which he is a trustee.

 (5) Amount indicated includes options to purchase 72,000 shares which are or will become exercisable within sixty (60) days, 18,841 shares held by Mr. Beitzel in his own name and 13,000 shares held by Mr. Beitzel's wife. The remaining shares are held by two trusts of which Mr. Beitzel and his wife are trustees.

 (6) Amount indicated represents 1,000 shares held by Mr. Elliott in his own name and options to purchase 21,250 shares which are or will become exercisable within sixty (60) days.

 (7) Amount indicated includes options to purchase 78,000 shares that are or will become exercisable within sixty (60) days and 10,000 shares which are held by Mr. Crandall as custodian for his son.

 (8) Amount indicated includes options to purchase 76,000 shares that are or will become exercisable within sixty (60) days and 5,500 shares owned by Ms. Shattuck's husband.

 (9) Amount indicated includes options to purchase 45,450 shares which are or will become exercisable within sixty (60) days and 200 shares of which are held by Mr. Boldt as custodian for members of his immediate family.

(10) Amount indicated includes options to purchase 8,000 shares that are or will become exercisable within sixty (60) days.

(11) Amount indicated includes options to purchase 19,250 shares that are or will become exercisable within sixty (60) days.

(12) Amount indicated includes options to purchase 61,500 shares that are or will become exercisable within sixty (60) days.

(13) Amount indicated includes options to purchase 798,900 shares that are or will become exercisable within sixty (60) days.

                          INFORMATION ABOUT MANAGEMENT

The Board of Directors

     During the fiscal year ended December 31, 1998, the Board of Directors held a total of four regularly scheduled meetings and one special meeting. Each of the directors attended all of the meetings of the Board and of those committees of the Board on which they served.

     The Board of Directors has Audit, Compensation and Governance Committees which met four, three and two times, respectively, in 1998. The committees are comprised of the following Directors: Audit -- George B. Beitzel, Richard L. Crandall and Randolph A. Marks; Compensation -- Barbara Z. Shattuck, George B. Beitzel and R. Keith Elliott; and Governance -- Richard L. Crandall, Randolph A. Marks and Barbara Z. Shattuck. The Audit Committee reviews the annual financial statements and scope of the audit with the Company's independent accountants and is available to discuss with them and the Company's Chief Financial Officer and internal auditor any other audit-related matters which may arise during the year. They also review the internal audit function. The Compensation Committee reviews and approves the compensation of senior management and is responsible for the administration of the Company's stock plans, Non-qualified Key Employee Deferred Compensation Plan, and Stock Employee Compensation Trust. The Governance Committee is responsible for the establishment of governance policies concerning the Board of Directors as well as for reviewing and approving the compensation of directors (subject to ratification by the Board of Directors). The Board of Directors does not have a Nominating Committee. Nominations for directors are made by the Governance Committee in consultation with the Chairman and Chief Executive Officer.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the Company's common stock, to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The Company believes that, except for one late report of one transaction filed by CTG Director, Randolph A. Marks, all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than 10% of its outstanding common stock were complied with for 1998. This belief is based solely on the Company's review of copies of the reports furnished to it and written representations that no other reports were required.

Director Compensation

     Each nonemployee director receives a $10,000 annual retainer and the grant on every third year of a non-qualified stock option for 30,000 shares of common stock subject to vesting at the rate of 10,000 shares per year. The 30,000 share grant that would otherwise have been made in April of 1999 was made on December 14, 1998 in order to permit the Company to take advantage of the more favorable accounting treatment available to the Company for options granted at that time. Effective as of the April 28, 1999 annual meeting, the annual retainer will be $15,000. Directors do not receive fees for attending board or committee meetings. Directors who are not employees are entitled to be reimbursed for expenses incurred while serving as directors. Directors who are employees of the Company do not receive additional compensation for their services as directors.

Executive Compensation and Other Information

     The following table shows the annual and long-term compensation paid to the Chairman and Chief Executive Officer and to the four highest compensated executive officers for services rendered in 1998, 1997, and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION
                                                                            -------------------------------
                                              ANNUAL COMPENSATION                  AWARDS           PAYOUTS
                                       ----------------------------------   ---------------------   -------
                                                                OTHER       RESTRICTED
           NAME AND                                             ANNUAL        STOCK      OPTIONS/    LTIP      ALL OTHER
           PRINCIPAL                    SALARY     BONUS     COMPENSATION    AWARD(S)     SAR'S     PAYOUTS   COMPENSATION
           POSITION             YEAR     ($)        ($)        ($) (1)         ($)         (#)        ($)       ($) (5)
           ---------            ----    ------     -----     ------------   ----------   --------   -------   ------------
Gale S. Fitzgerald(2)           1998   $380,000   $350,092     $54,757       $     0      60,000(6)   $0        $ 4,800
  Chairman of the Board and     1997   $360,000   $495,000     $85,500       $60,188      84,000      $0        $ 3,200
    Chief Executive Officer     1996   $345,000   $255,000     $45,000       $43,625      96,000      $0        $ 3,200
Jonathan R. Asher(3)            1998   $185,000   $ 63,269     $18,620       $     0      20,000      $0        $ 4,800
  Vice President,               1997   $165,000   $132,306     $29,731       $     0      36,000      $0        $ 2,532
    Managed Services, NA
James R. Boldt(4)               1998   $175,000   $114,661     $21,725       $     0      25,000(6)   $0        $ 4,761
  Vice President and            1997   $155,000   $120,000     $27,500       $     0      51,000      $0        $ 2,375
    Chief Financial Officer     1996   $133,846   $ 89,000     $16,713       $     0      50,000      $0        $ 1,720
Nico Molenaar                   1998   $134,248   $ 99,770     $     0       $     0      10,000      $0        $ 9,730
  Vice President,               1997   $129,734   $ 37,805     $     0       $     0      21,500      $0        $ 9,350
    Managed Services, Europe    1996   $125,758   $155,185     $     0       $     0      30,000      $0        $10,303
John F. Moore                   1998   $132,098   $ 35,673     $     0       $     0      12,000      $0        $ 2,644
  Vice President,
    Strategic Staffing Services

---------------

(1) Other annual compensation consists of deferred compensation contributed by the Company under the CTG Non-Qualified Key Employee Deferred Compensation Plan.

(2) Ms. Fitzgerald did not defer any of her 1998 salary or bonus under the Non-Qualified Key Employee Deferred Compensation Plan.

(3) Mr. Asher joined the Company on December 16, 1996, as a Vice President. On that date, Mr. Asher received options to purchase 10,000 shares of CTG stock. Mr. Asher deferred a total of $10,602 of his 1998 salary and bonus under the Non-Qualified Key Employee Deferred Compensation Plan.

(4) Mr. Boldt joined the Company on February 12, 1996 as Vice President and Chief Financial Officer. Mr. Boldt deferred a total of $13,750 of his 1998 salary and bonus under the Non-Qualified Key Employee Deferred Compensation Plan.

(5) Consists of Company contributions under retirement plans.

(6) Includes options granted in 1999 for services rendered in 1998 in the amounts of 30,000 and 10,000 shares for each of Ms. Fitzgerald and Mr. Boldt respectively.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (Committee) of the Board of Directors is composed of Barbara Z. Shattuck (Chairman), George B. Beitzel and R. Keith Elliott, all of who are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee is responsible for overseeing the administration of the Company's employee stock and benefit plans, establishing policies relating to the compensation of employees and setting the terms and conditions of employment for senior executive officers. This Committee report describes the various components of the Company's executive officer compensation program and the basis on which 1998 compensation was paid to such executive officers, including the executive officers named in the compensation table set forth above.

     Compensation Policy -- The Committee's compensation policies are designed to maintain a direct relationship among executive pay, financial performance of the Company and the creation of shareholder value. Such policies seek to:

     - Provide compensation opportunities that enable the Company to attract and retain qualified executives;

     - Provide compensation that is directly related to the performance of both the Company and the individual;

     - Integrate the compensation programs with the Company's annual and long-term financial and operating objectives; and

     - Align the interests of executive officers with the long-term interests of the Company's stockholders through stock-based award opportunities that can result in ownership of the Company's common stock.

     The Company's executive compensation program attempts to achieve the foregoing objectives by integrating annual base salary with annual cash and stock-based incentives based on both Company and individual performance. Measurement of Company performance is based on operating and financial objectives set at the beginning of each year. As a result, executive compensation tends to be higher in years in which the performance goals are achieved or exceeded. In addition, as an executive's level of responsibility increases, a substantial portion of his or her annual compensation is based on performance incentives. Accordingly, there will be greater variability in an executive's total compensation from year to year based on both the individual's and the Company's actual performance.

     Components of Executive Compensation -- The compensation paid to the Company's executive officers during 1998, as reflected in the tables set forth in this Proxy Statement, consisted of annual base salary, annual cash incentive compensation, long-term stock-based incentive compensation and deferred compensation.

     Annual Base Salary -- With respect to determining the base salary of executive officers, the Committee takes into consideration a variety of factors including the executive's level of responsibility, individual performance and the salaries of similar positions in the Company and in comparable companies both within and outside our industry who compete for executive talent. The Company participates in and reviews various industry salary surveys and in 1998 retained the services of an independent consultant to assess comparable external salaries.

     Annual Cash Incentive Compensation -- Each executive officer's total annual compensation consists in part of annual cash incentive compensation. Awards of cash incentive compensation are based on the attainment of one or more specified targeted levels of (i) gross profit, (ii) operating income, (iii) specific assigned objectives, (iv) earnings per share, and (v) individual objectives. The Committee, in awarding cash incentive compensation, considers the recipient's individual contribution toward Company operating profitability, cost containment, leadership, teamwork and the successful implementation of business strategy. The objective of this form of annual compensation is to provide an incentive to certain executives to achieve operating and financial objectives that the Committee believes are primary determinants of shareholder value over time.

     Long-Term Stock-Based Incentive Compensation -- The third component of executive compensation during 1998 consisted of grants of stock options under the Company's 1991 Stock Option Plan and restricted stock under the Company's 1991 Restricted Stock Plan. In making grants of stock options, the Committee considered an executive's contribution toward past and the expected contribution toward future Company performance. Any value that might be received from an option grant depends upon increases in the price of the Company's common stock. Accordingly, the amount of compensation to be received by an executive is directly aligned with increases in shareholder value. Grants of stock options are made to key employees of the Company who, in the opinion of the Committee, have had and are expected to continue to have a significant impact on the long-term performance of the Company. The awards are also intended to reward individuals who remain with the Company and to further align their interests with those of the Company's shareholders. In making grants of restricted stock, the Committee considered the executive's contribution to the success of the Company in 1998. Other than termination due to special circumstances, restricted stock awards are subject to required service for four years from the date of the grant until the restrictions lapse. During the restriction period, the executive has the right to vote and receive dividends paid on such shares. The final value of the shares received by the executive is based on the change in shareholder value. The Committee strongly believes that stock ownership by management and stock-based performance compensation are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value.

     Stock Options Granted During 1998 -- The Committee granted stock options during 1998 to various executive officers named in the following table (see Options/SAR Grants in 1998). Recipients of the stock options receive the right to purchase shares of common stock of the Company in the future at a price equal to or greater than the fair market value determined on the date of grant. The Committee determines the dates and terms upon which options may be exercised, as well as whether the options will be incentive stock options or nonqualified stock options. In determining whether to grant an individual stock options, the Committee considers an executive's contribution toward Company performance, expected future contribution and the number of options and shares of common stock presently held by the executive.

     Deferred Compensation -- The fourth component of executive compensation during 1998 consisted of the Company's contribution under the CTG Non-Qualified Key Employee Deferred Compensation Plan for those executives chosen to participate in the Plan. Beginning June 1, 1995, executives chosen to participate in the Plan were eligible to elect to defer a percentage of their annual cash compensation. In addition, executives are also eligible to receive a Company contribution under the Plan in an amount equal to a specified percentage of the sum of the executive's 1998 base salary and bonus compensation. The Company's contribution percentage and criteria used to determine performance targets are based on the recommendations of the Chairman and CEO, subject to the approval of the Committee. The contribution is made in cash or CTG common stock, as determined by the Committee.

     Chief Executive Officer Compensation -- The Committee, in setting the compensation for the position of Chief Executive Officer (CEO) during 1998, sought to provide a compensation package which depended in part upon the attainment of both annual and long-term objectives, thereby linking the annual compensation of the CEO to individual performance and the Company's performance. Compensation for the position of CEO consisted of (1) annual base compensation established by the Committee, (2) cash incentive compensation measured by Company financial performance and Ms. Fitzgerald's attainment of specific strategic and organizational objectives, together with an assessment by the Committee and the Board of Directors of her effectiveness as CEO, (3) long-term stock-based incentive compensation, and (4) a contribution under the CTG Non-Qualified Key Employee Deferred Compensation Plan.

     Ms. Fitzgerald's 1998 compensation consisted of (1) base compensation of $380,000 per year, (2) cash incentive compensation consisting of $350,092 based upon her attainment of specific financial, strategic, and organizational objectives, together with an assessment by the Committee and Board of Directors of her effectiveness as CEO, (3) long-term stock-based incentive compensation consisting of a stock option grants of 30,000 shares at $21.9375 awarded on December 14, 1998, and 30,000 shares at $26.0625 awarded on February 5, 1999, and (4) a contribution of $54,757 under the CTG Non-Qualified Key Employee Deferred Compensation Plan.

     Section 162(m) of the Internal Revenue Code -- Section 162(m) of the Code, adopted as part of the Omnibus Budget and Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" is defined as the Chief Executive Officer and the four other highest paid executive officers of the corporation. The Committee has determined that the 1991 Option Plan meets the requirements for deductibility. The Committee will, however, continue to study whether it is desirable to cause compensation arrangements in the future to qualify as deductible compensation. To the extent that the Committee's compensation objectives can be achieved in a manner which maximizes the deductibility of compensation paid by the Company, it will seek to do so.

                    SUBMITTED BY THE COMPENSATION COMMITTEE

R. Keith Elliott                                  Barbara Z. Shattuck                                 George B. Beitzel
                                                       Chairman

                           COMPANY PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total shareholder returns for the Company's common stock, the S&P 500 Index, and a Peer Group, assuming a base index of $100 at the end of 1993. The cumulative total return for each annual period within the five years presented is measured by dividing (1) the sum of (A) the cumulative amount of dividends for the period, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and the beginning of the period by (2) the share price at the beginning of the period. The calculations exclude trading commissions and taxes.

                                                COMPUTER TASK GROUP, INC.         S&P 500 INDEX                PEER GROUP
                                                -------------------------         -------------                ----------
'Dec 93'                                                  100.00                     100.00                      100.00
'Dec 94'                                                  128.25                     101.32                      135.46
'Dec 95'                                                  287.94                     139.40                      143.96
'Dec 96'                                                  630.97                     171.40                      274.77
'Dec 97'                                                 1042.31                     228.59                      531.03
'Dec 98'                                                  796.28                     293.91                      831.00

     The Peer Group comprises the following companies which are in the business of providing information technology (IT) services: Alternative Resources Corporation; American Management Systems, Incorporated; Analysts International Corporation; Ciber, Inc.; Computer Horizons Corp.; Compuware Corporation; Keane, Inc.; and Technology Solutions Company.

Option/SAR Grants, Exercises and Holdings

     The following tables set forth certain information concerning stock options granted and exercised during 1998, and unexercised options held as of the end of 1998, by the named executives:

                           OPTIONS/SAR GRANTS IN 1998

                                                                                        POTENTIAL REALIZABLE
                           NUMBER OF        PERCENT                                    VALUE AT ASSUMED ANNUAL
                           SECURITIES       OF TOTAL                                    RATES OF STOCK PRICE
                           UNDERLYING     OPTIONS/SARS                                    APPRECIATION FOR
                          OPTIONS/SARS     GRANTED TO     EXERCISE OR                      OPTION TERM (1)
                            GRANTED        EMPLOYEES      BASE PRICE     EXPIRATION    -----------------------
          NAME              IN 1998         IN 1998        PER SHARE        DATE        5% ($)       10% ($)
          ----            ------------    ------------    -----------    ----------     ------       -------
Gale S. Fitzgerald           25,442           4.65%        $21.9375       12/14/13     $602,186     $1,773,330
                              4,558           0.83%        $21.9375       12/14/08     $ 62,884     $  159,360
                             26,164           4.78%        $26.0625         2/5/14     $735,720     $2,166,563
                              3,836           0.70%        $26.0625         2/5/09     $ 62,874     $  159,360
Jonathan R. Asher            15,442           2.82%        $21.9375       12/14/13     $365,496     $1,076,321
                              4,558           0.83%        $21.9375       12/14/08     $ 62,884     $  159,360
James R. Boldt               11,250           2.06%        $21.9375       12/14/13     $266,276     $  784,135
                              3,750           0.69%        $21.9375       12/14/08     $ 51,736     $  131,110
                              6,820           1.25%        $26.0625         2/5/14     $191,775     $  564,744
                              3,180           0.58%        $26.0625         (2)        $ 50,747     $  127,909
Nico Molenaar(3)             10,000           1.83%        $27.6413       12/14/03     $  3,571     $   76,893
John F. Moore                 9,000           1.65%        $21.9375       12/14/13     $213,021     $  627,308
                              3,000           0.55%        $21.9375       12/14/08     $ 41,389     $  104,888

---------------
(1) The dollar amounts under these columns use the five (5%) percent and ten (10%) percent rates of stock price appreciation prescribed by the SEC. This presentation is not intended to forecast future appreciation of the Company's stock.

(2) Options expire on February 5, 2008 and 2009.

(3) Represents shares granted to Mr. Molenaar in accordance with the laws of The Netherlands.

   AGGREGATE OPTION/SAR EXERCISES IN 1998 AND 1998 YEAR END OPTION/SAR VALUES

                                                              NUMBER OF
                                                              SECURITIES                       VALUE OF
                                                              UNDERLYING                     UNEXERCISED
                                                             UNEXERCISED                     IN-THE-MONEY
                            SHARES                           OPTIONS/SARS                    OPTIONS/SARS
                           ACQUIRED                       AT FISCAL YEAR END              AT FISCAL YEAR END
                              ON         VALUE       ----------------------------    ----------------------------
          NAME             EXERCISE     REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          ----             --------    ----------    -----------    -------------    -----------    -------------
Gale S. Fitzgerald          62,000     $2,223,556      183,500         188,500       $3,423,250      $2,258,125
Jonathan R. Asher                0     $        0       14,000          52,000       $   59,766      $  219,297
James R. Boldt               2,300     $   39,675       22,950          78,250       $  233,538      $  679,375
Nico Molenaar                    0     $        0       61,500               0       $  662,500      $        0
John F. Moore                2,000     $   39,375        4,250          30,750       $    9,297      $  122,016

Long-Term Incentive Plan Awards

     No awards were made to the named executives during 1998 under the Company's 1991 Restricted Stock Plan.

Executive Supplemental Benefit Plan

     The Company maintains an Executive Supplemental Benefit Plan (Supplemental
Plan) which provides certain executives with deferred compensation benefits. The Supplemental Plan was amended as of December 1, 1994 so as to freeze current benefits, provide no additional benefit accruals for participants and to admit no new participants. As a result of this action, the Company reduced its annual Supplemental Plan expense from approximately $1.1 million in 1994 to approximately $0.7 million in 1998. Generally, the Supplemental Plan provides for retirement benefits of up to 50% of a participating employee's base compensation at termination or as of December 1, 1994, which ever is earlier, and pre-retirement death benefits calculated using the same formula that is used to calculate normal and early retirement benefits. Benefits are based on service credits earned each year of employment prior to and subsequent to admission to the Supplemental Plan through December 1, 1994. Current employee participants are also entitled to long-term disability benefits based upon 50% of the disabled participant's base compensation at the time of disability. Retirement benefits and pre-retirement death benefits are paid during the 180 months following retirement or death, respectively, while disability benefits are paid until normal retirement age. Normal retirement is age 60. For any participant who is a member of a successor plan, the normal retirement age is increased to 65.

     On November 30, 1994, the Supplemental Plan was also amended to provide that in the event of a change of control, participants employed at that time shall be entitled to receive a lump sum benefit equivalent to the present value of 50% of their base compensation as of the date of the change of control. This amount will be calculated for a period of no less than 15 years or the life of the participant, whichever is longer. A change of control will occur if (1) any person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as the ownership of stock of the Company) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of combined voting power of the Company's then outstanding voting securities; (2) during any period of 24 consecutive months, individuals who at the beginning of the period constitute the Board and any new director whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors (other than in connection with the contested election), before the beginning of the period cease, for any reason, to constitute at least a majority thereof; or (3) the stockholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets unless the acquirer of the assets or its directors shall meet the conditions for a merger or consolidation described in the Supplemental Plan. Upon a change of control, on the basis of present base compensation, all executive officers as a group would receive a maximum of $816,000.

     On November 1, 1996, the Compensation Committee of the Board, which is responsible for the administration of the Supplemental Plan, determined as a policy matter that no early retirement benefits would be available in the future. On January 31, 1997, the Board of Directors amended the Supplemental Plan to delete reference to the right of any plan participant to request an early retirement benefit in the future. The Board further amended the Supplemental Plan to allow the Company the right at any time to pay any vested plan participant the present value, as calculated by the Company, of the benefit due at normal retirement age.

     Ms. Fitzgerald and 20 former employees are presently covered by the Supplemental Plan. She also participates in the CTG Non-Qualified Key Employee Deferred Compensation Plan which is a successor plan. At normal retirement age, Ms. Fitzgerald will receive $30,000 per year.

     The Company has purchased, and is the beneficiary of, insurance on the lives of certain participants in the Supplemental Plan. Under the insurance program, if the assumptions made as to mortality experience, policy dividend and other factors are realized, the proceeds of the policies will reimburse the Company for all costs of the Supplemental Plan, including benefits, insurance premiums and a factor for the use of the Company's money.

Non-Competition and Employment Agreements

     On July 1, 1993 the Company entered into a non-competition agreement with Ms. Fitzgerald upon her appointment as President and Chief Operating Officer. This Agreement remained in place following her appointment as Chairman and Chief Executive Officer in October, 1994. Under the terms of the agreement, Ms. Fitzgerald, following the termination of her employment relationship with the Company, is to refrain for a defined period from undertaking any activities in competition with the business activities of the Company, including the solicitation or recruitment of Company employees, or the use or disclosure of confidential information concerning the Company's business and operations. Under the terms of the agreement, the Company agrees not to terminate Ms. Fitzgerald's employment with the Company unless the Company gives her 12 months prior notice of the termination, or pays to her an amount equal to 12 months total compensation to be paid to her under the terms of any then existing compensation plan in effect between the Company and her. The agreement provides that in the event Ms. Fitzgerald has not secured an employment or a contractual position of six months or more in an executive management capacity, at the expiration of the 12 month period following the date of separation, the Company will pay her up to an additional six months of total compensation calculated on the basis of the last compensation plan in effect between the Company and Ms. Fitzgerald.

Severance Compensation Agreement

     On October 31, 1994, the Company entered into a severance compensation agreement with Ms. Fitzgerald. Generally, the separation agreement provides that in the event Ms. Fitzgerald is employed by the Company at the time of a change of control, and is subsequently terminated within two years following change of control, she will be entitled to receive a lump sum severance payment equal to her average annual compensation for the five calendar years preceding the change of control, multiplied by 2.99.

     A change of control is defined to mean (1) approval by the holders of the common stock of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the common stock are converted into cash, securities or other properties, other than a merger of the Company in which the holders of the common stock immediately prior to the merger own in excess of 66 2/3% of the outstanding voting securities of the surviving corporation immediately after the merger, (2) approval by the holders of the common stock of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the assets of the Company other than a transfer of the Company's assets to a majority-owned subsidiary of the Company, (3) approval by the holders of the common stock of any plan or proposal for the liquidation or dissolution of the Company; or (4) any person (other than the Company, or any entity owned or controlled by the Company), becomes a beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company's outstanding voting securities.

Non-Qualified Key Employee Deferred Compensation Plan

     On February 2, 1995 the Compensation Committee of the Board of Directors approved the creation of a Non-Qualified Key Employee Deferred Compensation Plan (Deferred Plan). The Deferred Plan is intended as a successor plan to the Supplemental Plan. Effective June 1, 1995, participants in the Deferred Plan were eligible to (1) elect to defer a percentage of their annual cash compensation and (2) receive a Company contribution of a percentage of their base compensation and annual bonus if the Company attains annual defined performance objectives.

     The Chairman and Chief Executive Officer, subject to the approval of the Compensation Committee, recommends (1) those key employees who will be eligible to participate and (2) the percentage of a participant's base and bonus compensation which will be contributed each year to the Deferred Plan if the Company attains annual defined performance objectives. All amounts credited to the participant are invested, as determined by the Compensation Committee, and the participant is credited with actual earnings of the investments. Company contributions, including investment earnings, may be cash or the stock of the Company.

     Prior to December 31, 2002, participants are granted pro rata vesting in Company contributions at the rate of 12.5% per year. If a participant terminates employment due to death, disability, retirement at age 65, or in the event a change of control (as defined in the CTG Executive Supplemental Benefit Plan previously recited) occurs, the participant or his or her estate will be entitled to receive the benefits accrued for the participant as of the date of such event. Company contributions will be forfeited, even if vested, in the event a participant violates a non-competition agreement or separates from service prior to December 31, 2002. Participants are 100% vested in their own contributions. All amounts in the Deferred Plan, including elective deferrals, are held as general assets of the Company and are subject to the claims of creditors of the Company. In 1998, the Company attained defined operating income objectives sufficient to cause the Compensation Committee on February 5, 1999, to authorize an award of seven and one-half percent (7.5%) of each eligible participant's 1998 base and incentive compensation as deferred compensation, subject to the aforementioned pro-rata vesting requirement and forfeiture provisions.

Directors' and Officers' Liability Insurance

     The Company indemnifies its directors and officers to the extent permitted by law in connection with civil and criminal proceedings against them by reason of their service as a director or officer. As permitted by Section 726 of the New York Business Corporation Law, the Company has purchased directors' and officers' liability insurance to provide indemnification for the Company and all its directors and officers. The current three-year liability insurance policy, with a policy period effective April 1, 1998, was issued by The Chubb Group of Insurance Companies at an annual premium of approximately $77,000.

Certain Relationships and Related Transactions

     During 1998 Mr. Marks received an annual sum of $90,000 payable monthly under the terms of the Supplemental Plan. Under the terms of a noncompetition agreement that covered the period from March 1984 through October 1995, Mr. Marks also received the same medical benefits as those provided to other officers of the Company. The Company also paid the premiums on a life insurance policy for Mr. Marks with a face value of $300,000.

                               OTHER INFORMATION

Proxy Solicitation

     A shareholder giving a proxy may revoke it at any time before it is exercised. The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, employees of the Company (who will not be specifically compensated for such services) may solicit proxies in person or by telephone. Arrangements will be made with brokers, custodians, nominees and fiduciaries to forward proxies and proxy soliciting material to the beneficial owners of the Company's shares, and the Company may reimburse brokers, custodians, nominees or fiduciaries for their expenses in so doing. In addition, Corporate Investor Communications, Inc. may be retained by the Company to assist in the solicitation for which it will be paid an estimated fee of $3,500 plus reasonable out of pocket expenses.

Change in Independent Accountants from Prior Periods

     On July 7, 1998, the Company engaged Deloitte & Touche LLP ("Deloitte") as the principal accountants to audit the Company's financial statements for the fiscal year ending December 31, 1998, and dismissed KPMG LLP ("KPMG") after the completion of the term of a three year engagement. During the two most recent fiscal years and any subsequent interim periods prior to their engagement, the Company did not consult with Deloitte on any matter.

     KPMG had been the independent accounting firm auditing the financial statements of the Company since October 16, 1995. KPMG's report on the financial statements of the Company as of December 31, 1997, 1996 and 1995 and for the years then ended, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     The decision to change accountants was recommended by the Audit Committee and approved by the Board of Directors of the Company. During the Company's two most recent fiscal years and any subsequent interim period preceding the dismissal, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report. Also, during the aforementioned period, there occurred no "reportable event" within the meaning of Item 304(a)(1)(v) of Regulation S-K of the SEC.

     A representative of Deloitte will be present at the annual meeting of shareholders of the Company. The representative will be given the opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions. No member of that firm has any past or present interest, financial or otherwise, direct or indirect, in the Company or any of its subsidiaries. Matters involving auditing and related functions are considered and acted upon by the Audit Committee.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders which are intended to be included in the Company's Proxy Statement relating to its April 2000 annual meeting of shareholders must be received at the Company's principal executive offices not later than December 2, 1999. A shareholder who wishes to present a proposal for consideration at the April 2000 annual meeting without inclusion of such proposal in the Company's proxy materials must give written notice of the proposal to the Secretary of the Company not later than sixty days in advance of the date of such meeting.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business that will be presented for consideration at the 1999 annual meeting of shareholders. However, if any other matters properly come before the meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted on those matters in accordance with the judgment of the holders of the proxies.

April 1, 1999

                                              By Order of the Board of Directors
                                                                 sku# 0554-PS-99

                                  DETACH HERE


CTG06A


        Please mark
 [ X ]  votes as in
        this example.

1. Election of Class I Directors                    2. Said proxies are given discretionary
   Nominees: Gale S. Fitzgerald, Randolph              authority to vote and act upon such other
             A. Marks, and R. Keith Elliott.           matters as may come before the meeting or
                                                       any adjournment thereof.

     FOR                          WITHHELD             MARK HERE IF YOU
     ALL    [ ]              [ ]  FROM ALL             PLAN TO ATTEND THE MEETING           [ ]
   NOMINEES                       NOMINEES
                                                       MARK HERE FOR ADDRESS
                                                       CHANGE AND NOTE AT LEFT              [ ]

   [  ] ______________________________________         Please date and sign exactly as name appears
        For all nominees except as noted above         hereon. Each joint tenant must sign. When
                                                       signing as attorney, executor, trustee, etc., give
                                                       full title, if signer is a corporation, sign in full
                                                       corporate name by authorized officer. If a
                                                       partnership, sign in partnership name by an
                                                       authorized person.
                                                       Please sign, date and return this proxy today. No
                                                       postage is required. A business reply envelope is
                                                       enclosed for your convenience.



Signature:__________________Date:______ Signature:____________________Date:_____

CTG06B

                                  DETACH HERE

                                     PROXY

                       COMPUTER TASK GROUP, INCORPORATED

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints George B. Beitzel, Richard L. Crandall, and Barbara Z. Shattuck and each of them, as proxy or proxies, with power of substitution to vote all of the shares of Common Stock of Computer Task Group. Incorporated (the ''Company'') which the undersigned may be entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustee of the Company's 401(K) Profit Sharing Retirement Plan (the ''Plan'') to vote the shares allocated to the account of the undersigned or otherwise which the undersigned is entitled to vote pursuant to the Plan, as specified on the reverse side of this card, at the Annual Meeting of Shareholders of the Company to be held at the Company's Headquarters, 800 Delaware Avenue, Buffalo, New York on Wednesday, April 28, 1999 at 10:00 a.m. or at any adjournment thereof.

     This proxy when property executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1 and in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

  --------------                                                --------------
 | SEE REVERSE |                                               | SEE REVERSE |
 |     SIDE    |     MARK, SIGN AND DATE ON REVERSE SIDE       |     SIDE    |
  --------------                                                --------------